UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2021

P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti Blvd., Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PTSI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the Board of Directors (the “Board”) of P.A.M. Transportation Services, Inc. (the “Company”) approved an annual cash and equity incentive plan (the “Plan”) for certain employees, including the Company’s named executive officers, providing for cash bonuses and equity incentive awards to be determined based on the attainment of certain consolidated operating income performance targets for the year ended December 31, 2021. The overall incentive payments will vary from zero to 150% of base salary for our Chief Executive Officer, Joseph A. Vitiritto, and from zero to 90% of base salary for our Chief Financial Officer, Allen W. West, depending on the actual level of consolidated operating income achieved. At the target operating income performance level under the Plan, Mr. Vitiritto and Mr. West will receive overall incentive payments valued at 100% and 65%, respectively, of the executive’s base salary. The executive’s overall incentive award earned, if any, will be paid 60% as a cash bonus and 40% in restricted shares of our common stock.

Under the terms of the Plan, the cash bonus and restricted share amounts increase incrementally based on the Company’s actual 2021 consolidated operating income level achieved, assuming a minimum operating income level is attained. If the Company’s 2021 operating income exceeds the minimum threshold, Mr. Vitiritto will receive a cash bonus representing 30%, 45%, 60%, 75% or 90% of his base salary and restricted shares representing 20%, 30%, 40%, 50% or 60% of his base salary, and Mr. West will receive a cash bonus representing 18%, 30%, 39%, 48% or 54% of his base salary and restricted shares representing 12%, 20%, 26%, 32% or 36% of his base salary, based on the actual operating income level achieved. The 2021 operating income performance target levels reflect a range of performance that the Board believes is attainable but uncertain, with the upper end of the range reflecting a significant achievement.

The cash bonus amount earned under the Plan, if any, will be paid immediately following certification of the Company’s achievement of consolidated operating income exceeding the minimum performance level. The restricted shares earned, if any, will vest in equal annual installments over the four-year period following completion of the 2021 performance year, subject to the employee’s continued service with the Company.

For purposes of the Plan, the applicable base salary will be the named executive officer’s base salary in effect as of December 31, 2021. Consolidated operating income will be modified to exclude the impact of any cash bonus or stock compensation expense.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2021, the Board of the Company adopted a third amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated By-Laws, as amended (the “Bylaws”). The Bylaw Amendment permits the electronic transmission of consents of the Board acting in lieu of a meeting consistent with current Delaware law. The Bylaw Amendment became effective on March 4, 2021.

The foregoing description of the Bylaw Amendment is only a summary and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amendment to Amended and Restated By-Laws of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: March 10, 2021	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

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